As filed with the Securities and Exchange Commission on November 26, 2013

Registration No. 333-192357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UniTek Global Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4812	75-2233445
(State of other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1777 Sentry Parkway West

Gwynedd Hall, Suite 302

Blue Bell, Pennsylvania 19422

(267) 464-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew J. Herning

Chief Financial Officer

1777 Sentry Parkway West

Gwynedd Hall, Suite 302

Blue Bell, Pennsylvania 19422

(267) 464-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Justin W. Chairman, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

Telephone: (215) 963-5000

Facsimile: (215) 963-5001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.00002 per share	3,791,169	$1.19	$4,511,491.11	$581.08	(3)

(1)

All of the shares of common stock offered hereby are for the account of the Selling Stockholders (as defined below) and consist of 3,791,169 shares issuable upon the exercise of warrants.  Pursuant to Rule 416 of the Securities Act, this registration statement also covers any additional shares of common stock which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares or common stock outstanding.

(2)

Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $1.19 and low $1.18 sales prices of the registrant’s common stock on the NASDAQ Global Market on November 8, 2013. The registrant is not selling any shares of common stock in this offering and, therefore, will not receive any proceeds from any sale of shares in this offering.

(3)	The registrant previously paid $581.08 in connection with the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Selling Stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2013

PRELIMINARY PROSPECTUS

UniTek Global Services, Inc.

3,791,169 Shares of Common Stock

This prospectus relates to the resale or other disposition by certain Selling Stockholders identified in this prospectus, or their transferees, of up to an aggregate of 3,791,169 shares of common stock underlying warrants. The warrants were issued to the Selling Stockholders on July 25, 2013.

The Selling Stockholders may offer and sell any of the shares from time to time on any stock exchange on which the shares are traded, or in private transactions, at fixed prices, at market prices or at negotiated prices, and the Selling Stockholders may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus.

We will not receive any proceeds from the sale of any shares by the Selling Stockholders. We may, however, receive the proceeds of any cash exercises of warrants which, if received, would be used by us for working capital purposes; any such proceeds would however be minimal. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this prospectus.

Our common stock is traded on the NASDAQ Global under the symbol “UNTK.” On November 25, 2013, the last reported sale price for our common stock on the NASDAQ Global Market was $1.41 per share.

We will pay the expenses related to the registration of the shares of common stock covered by this prospectus. The Selling Stockholders will pay any commissions and selling expenses they may incur.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 8 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November    , 2013

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ABOUT THIS PROSPECTUS

You should read this prospectus, any applicable prospectus supplement and the information and documents incorporated by reference carefully because these documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the Selling Stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “UniTek,” “we,” “Company,” “us,” or “our” refer to UniTek Global Services, Inc. and its consolidated subsidiaries, and references to “Selling Stockholders” refer to those stockholders listed herein under “Selling Stockholders,” and their transferees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.unitekglobalservices.com. Information included on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to other documents that have been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below (except the information contained in such documents to the extent “furnished” and not “filed”):

•                  our Annual Report on Form 10-K for our fiscal year ended December 31, 2012, filed with the SEC on August 12, 2013;

•                  our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 30, 2013, June 29, 2013 and September 28, 2013, filed with the SEC on October 15, 2013, October 15, 2013 and November 12, 2013, respectively;

•                  our Current Reports on Form 8-K, filed with the SEC on January 4, 2013, April 12, 2013, April 17, 2013, May 3, 2013, May 16, 2013, May 22, 2013, June 5, 2013, June 10, 2013, June 14, 2013, July 2, 2013, July 16, 2013, July 18, 2013, July 31, 2013, August 22, 2013, August 26, 2013, September 17, 2013, September 20, 2013 and October 8, 2013;

•                  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 8, 2013; and

•                  the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on September 14, 2010 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

UniTek Global Services, Inc.

1777 Sentry Parkway West

Gwynedd Hall, Suite 302

Blue Bell, Pennsylvania 19422

(267) 464-1700

Attention: Andrew J. Herning, Chief Financial Officer

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information included in this prospectus or incorporated by reference herein contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, the attainment of which involves various risks and uncertainties. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology, such as “anticipate,” “may,” “will,” “could,” “expects,” “believes,” “intends,” “estimates,” “anticipates,” “planned,” “scheduled,” “continue” or similar terms, variations of those terms or the negative of those terms. They may include comments about liquidity, potential transactions, competition within our industry, concentration of customers, loss of customers, long-term receivables, availability of capital, legal proceedings, fluctuation in interest rates, governmental regulations, and other statements contained herein that are not historical facts.

These forward-looking statements are based on assumptions that we have made in light of our experience in the industry in which we operate, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial condition or results of operations and cause actual results to differ materially from those in the forward-looking statements. These factors include, among other things:

•                  difficulty that we may have in correcting our improper accounting practices identified by the internal investigation conducted by the Audit Committee (the “Audit Committee Investigation”) that necessitated our making restatement adjustments in our consolidated financial statements and have resulted in our inability to timely file required periodic reports with the SEC;

•                  the substantial accounting, legal and other expenses resulting from the Audit Committee Investigation and the restatement of our financial reports;

•                  the outcome of legal proceedings to which we are or may become a party;

•                  the potential for additional litigation and governmental enforcement action resulting from the improper accounting practices;

•                  our disclosure controls and procedures, which were ineffective as of September 28, 2013, because of the material weaknesses in our internal control over financial reporting described in our Form 10-K for the year ended December 31, 2012;

•                  our use of the percentage-of-completion method to account for revenue is subject to assumptions and variations of actual results from our assumptions may impact our profitability;

•                  our continued ability to service our corporate indebtedness;

•                  our ability to comply with the financial covenants under our debt agreements, including maintaining certain ratios between earnings and debt;

•                  the uncertainty regarding the adequacy of capital resources, including liquidity, and potential limited access to additional financing;

•                  our success of converting unbilled receivables to invoices and collecting on such invoices;

•                  a potential increase in our insurance premiums or collateral requirements;

•                  general economic or business conditions nationally and in our primary markets;

•                  the consolidation of our vendors, customers and competition;

•                  a substantial majority of the Company’s revenues and accounts receivable, net of allowances, are concentrated with a few large customers. The largest three customers accounted for 42%, 20% and 12% of revenues for the nine months ended September 28, 2013 and 42%, 19% and 9% of accounts receivable, net of allowances, at September 28, 2013;

•                  many of our largest customers have the right to either terminate their contract, or reduce the amount of work that we will perform under their contract, on relatively short notice, with or without cause;

•                  our ability to maintain the listing of our common stock on a national securities exchange;

•                  our ability to generate future revenues and/or earnings and our ability to manage and control costs;

•                  the actions of competitors within our industry;

•                  our ability to meet changing technologies;

•                  the success of business strategies that we implement;

•                  the retention of key employees including skilled technicians and financial staff; and

•                  other statements that contain words like “may”, “will”, “expects”, “believes”, “estimates”, “anticipates”, “planned”, “scheduled”, “continue” and similar expressions that are also used to identify forward-looking statements.

This list is only an example of the risks that may affect the forward-looking statements. If any of these risks or uncertainties materialize or fail to materialize, or if the underlying assumptions are incorrect, then actual results may differ materially from those projected in the forward-looking statements.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, without limitation, the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section. It is important not to place undue reliance on these forward-looking statements, which reflect our analysis, judgment, belief or expectation only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a leading full-service provider of permanently outsourced infrastructure services, offering an end-to-end suite of technical services to customers in the wireless telecommunications, public safety, satellite television and broadband cable industries in the United States and Canada. Our services include:

•                  Comprehensive installation and fulfillment;

•                  Construction and project management;

•                  Wireless telecommunication infrastructure services; and

•                  Wireless system integration for public safety and land mobile radio applications.

Our customers utilize our services to build and maintain their infrastructure and networks and to provide residential and commercial fulfillment services. These services are critical to our customers’ ability to deliver voice, video and data services to their end users. Our customers include leading media and telecommunication companies such as DIRECTV, AT&T, Clearwire Communications, Ericsson, Sprint, T-Mobile, Comcast, Charter Communications, Time Warner Cable and Rogers Communications.

Corporate Information

We were organized as a corporation under the laws of the State of Delaware in 1987, as Adina, Inc.

In January 2010, the Company entered into a merger agreement with Berliner Communications, Inc. (“Berliner”), pursuant to which we became a wholly owned subsidiary of Berliner (the “Merger”). For accounting purposes, the Company was considered the accounting acquirer, but the Merger was structured so that Berliner was the surviving entity. The Company subsequently changed Berliner’s name to UniTek Global Services, Inc.

Our principal executive offices are located at 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania, 19422 and our telephone number is (267) 464-1700. Our website address is http://www.unitekglobalservices.com. Except for the documents referred to in the section “Incorporation of Certain Documents by Reference,” which are specifically incorporated by reference in this prospectus, the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Amendment of Term Loan and Issuance of Warrants

Prior to July 25, 2013, the Company’s long term debt consisted of (i) a Credit Agreement by and among the Company and several banks and other financial institutions (the “Term Loan”); and (ii) a Revolving Credit and Security Agreement by and among the Company and PNC Bank, National Association (the “Revolving Loan”).  In the second and third quarters of 2013, the Company entered into a series of forbearance agreements with the lenders under the Term Loan and the Revolving Loan which provided that the lenders would not exercise their rights in response to the covenant compliance violations and events of default.

Effective July 25, 2013, the Company entered into a Second Amendment and Limited Waiver to Credit Agreement (together with the Term Loan, the “Amended Term Loan”). Defined terms used in the following description are used as defined in the Amended Term Loan. In addition to waiving various historical events of default, the Amended Term Loan, among other things:

•                  Charged a higher interest rate, payable in cash at a rate equal to either LIBOR (with a floor of 1.50%) plus a margin of 9.50% or an alternate base rate (equal to the greatest of three other variable rates, as defined) plus a margin of 8.50%, plus in either case PIK Interest to be added to the principal balance of the term loan at an annual rate equal to 4.00% of the outstanding balance.

•                  Modified the mandatory prepayments of annual Excess Cash Flow (“ECF”), to increase the rate from 50% to 75% of ECF paid annually until the Consolidated Leverage Ratio is below 2.50:1.00, at which point the rate will decrease to 50%.

•                  Reduced the maximum allowable indebtedness (including capital lease obligations) secured by permitted liens from $30,000,000 to $15,000,000, less the amount of capital lease obligations and any permitting refinancing thereof.

•                  Limited capital expenditures (excluding expenditures related to capital leases) to a maximum of (i) $7,000,000 for the 2013 fiscal year; and (ii) $8,000,000 per annum for each fiscal year thereafter, provided that up to 100% of such amount in 2013 or the years thereafter, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year.

•                  Modified financial covenants for the Consolidated Leverage Ratio and Consolidated Fixed Charge Coverage Ratio.

The Amended Term Loan will continue to mature on April 15, 2018.

In connection with the Amended Term Loan, the Company issued warrants to its lenders, exercisable at $0.01 per share, for 3,791,169 shares of the Company’s common stock, an amount equal to 19.99% of the shares outstanding prior to the effective date of the Amended Term Loan. The warrants (and the shares of common stock issuable upon exercise of the warrants) were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act set forth in Regulation D promulgated thereunder.

The warrants are exercisable immediately on a cash or cashless basis (at the election of the holder), do not have an expiration date, and are freely transferable subject to compliance with applicable securities laws. The exercise price and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment for issuances of common stock at less than 94% of the market price (as determined in accordance with the warrants) and certain dividends, distributions, stock splits, subdivisions, reclassifications, combinations, repurchases of common stock and business combinations.

The warrants are subject to Registration Rights Agreements which require the Company to file a registration statement by November 15, 2013 to provide for resales and transfers of the common stock issuable upon any conversion or exercise of the warrants. This registration statement has been filed in accordance with the Registration Rights Agreements. If the registration statement filed is not declared effective within 120 days thereafter (or earlier in certain circumstances), subject to certain conditions, exceptions and grace periods, the Company must pay liquidated damages pursuant to the terms of the Registration Rights Agreements.

The above descriptions of the Amended Term Loan, warrants and Registration Rights Agreements are qualified in their entirety by reference to Exhibits 99.1, 99.2 and 99.3, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on July 31, 2013, which are incorporated herein by reference.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December

31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2013, June 29, 2013 and September 28, 2013, as described under the caption “Incorporation of Certain Documents by Reference.”

The Offering

Common stock offered by the Selling Stockholders	Up to 3,791,169 shares of common stock underlying warrants

Use of proceeds

We will not receive any proceeds from the sale of the shares offered by this prospectus. We may, however, receive the proceeds of any cash exercises of the warrants which, if received, would be used by us for working capital purposes; any such proceeds would however be minimal.

NASDAQ Global trading symbol	UNTK

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Sales of shares issued in the offering may cause the market price of our shares to decline.

On July 25, 2013, we issued warrants to purchase up to 3,791,169 shares of common stock. We have agreed to register with the SEC the shares of common stock issuable upon exercise of the warrants for resale. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation. Upon the effectiveness of the registration statement, the shares of common stock issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these shares of common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

We may have to pay liquidated damages under registration rights agreements that the Company entered into with the holders of the warrants, which would increase our expenses and reduce our cash resources.

In connection with the issuance of the warrants, we entered into Registration Rights Agreements with the holders of the warrants. Under the terms of the Registration Rights Agreements, subject to certain limited exceptions, if the registration statement of which this prospectus forms a part has not been declared effective within the time periods specified in the Registration Rights Agreement or we otherwise fail to comply with certain provisions set forth in the Registration Rights Agreement, we will be required to pay the holders of the warrants, as liquidated damages, 1.0% of the market price of the common stock (as determined in accordance with the warrants). There can be no assurance that the registration statement of which this prospectus forms a part will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages. Any payment of liquidated damages would increase our expenses, reduce our cash resources and may limit or preclude us from meeting our financial obligations and operating our business.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.  We may, however, receive the proceeds of any cash exercises of the warrants which, if received, would be used by us for working capital purposes; any such proceeds would however be minimal.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders or their donees, pledgees, transferees or other successors-in-interest to sell or otherwise dispose of, from time to time, up to an aggregate of 3,791,169 shares of the Company’s common stock underlying warrants issued in connection with the Amended Term Loan.  The table below presents information regarding the Selling Stockholders, the shares of common stock beneficially owned prior to this offering (shares underlying options or warrants (including the warrants issued in connection with the Amended Term Loan) held by that Selling Stockholder that are convertible or exercisable, as the case may be, within 60 days of November 12, 2013 are included) and the shares of common stock that they may sell or otherwise dispose of from time to time under this prospectus.  Pursuant to the Registration Rights Agreement executed in connection with the issuance of the warrants, we have filed with the SEC a registration statement on Form S-1, of which this prospectus forms a part, under the Securities Act, to register these resales.

The table below has been prepared based upon the information furnished to us by the Selling Stockholders.  The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

Any Selling Stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such Selling Stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.  The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their shares of common stock.

We do not know when or in what amounts the Selling Stockholders may sell or otherwise dispose of the shares of common stock covered hereby. The Selling Stockholders may elect not to sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the Selling Stockholders may elect not to sell or otherwise dispose of some or all of the shares covered by this prospectus, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the Selling Stockholders.

	Beneficial Ownership (1)
Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered Hereby	Number of Shares Beneficially Owned After the Offering (2)	Percent of Class Offered Hereby (3)
New Mountain Finance Holdings, L.L.C. (4)	1,014,451	1,014,451	0	5.08%
Cetus Capital II, LLC (5)	1,140,415	642,844	497,571	3.28%
Cerberus Levered Loan Opportunities Fund II, L.P. (6)	290,232	290,232	0	1.51%
Main Street Capital Corporation	267,302	267,302	0	1.39%
TICC CLO LLC (7)	224,004	224,004	0	1.17%
Cerberus ASRS Holdings LLC (8)	186,367	186,367	0	*
T2 Income Fund CLO I Ltd. (9)	168,003	168,003	0	*
Cerberus Offshore Levered Loan Opportunities Master Fund II, LP (10)	160,199	160,199	0	*
Littlejohn Opportunities Master Fund LP (11)	247,070	115,766	131,304	*
Halcyon Loan Investors CLO II, LTD. (12)	132,347	132,347	0	*
Halcyon Structured Asset Management Long Secured / Short Unsecured 2007-1 Ltd. (13)	132,347	132,347	0	*
TICC CLO 2012-1 LLC (14)	85,076	85,076	0	*
Bacchus (US) 2006-1 Ltd (15)	75,067	75,067	0	*
Cerberus AUS Levered Holdings LP (16)	66,079	66,079	0	*
Halcyon Structured Asset Management Long Secured / Short Unsecured 2007-2 Ltd. (17)	61,629	61,629	0	*
SG Distressed Fund, LP (18)	118,933	56,738	62,195	*
PennantPark Floating Rate Capital Ltd. (19)	56,717	56,717	0	*
Halcyon Structured Asset Management CLO I Ltd. (20)	56,001	56,001	0	*
TOTAL	4,482,239	3,791,169	0	16.66%

*                 Less than 1.0%.

(1)         Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and includes any securities that grant the Selling Stockholder the right to acquire shares of common stock within 60 days of November 12, 2013.  In accordance with SEC rules, warrants and other securities exercisable for or convertible into shares of the common stock that were exercisable or convertible as of November 12, 2013, or that would become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person or entity holding such warrants or other securities for the purpose of computing such person’s or entity’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity.

(2)         This column assumes the sale of all shares of common stock offered pursuant to this prospectus.

(3)         “Percent of Class” reflects the “Number of Shares Offered Hereby” as a percentage of the 18,971,550 shares of common stock issued and outstanding as of November 12, 2013.  In accordance with SEC rules, warrants and other securities exercisable for or convertible into shares of the common stock that were exercisable or convertible as of November 12, 2013, or that would become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person or entity holding such warrants or other securities for the purpose of computing such person’s or entity’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity.

(4)         Each of New Mountain Finance Holdings, L.L.C. (“New Mountain Finance”) and its investment adviser, New Mountain Finance Advisers BDC, L.L.C. (“New Mountain Finance Advisers”), may be deemed to beneficially own, within the meaning of Rule 13d-3 under the Exchange Act, 1,014,451 shares of common stock underlying warrants of the Company presently held by New Mountain Finance.  Such shares may also be deemed to be beneficially owned by Steven B. Klinsky, in view of his indirect control, through New Mountain Capital Group, L.L.C and its affiliates, of New Mountain Finance Advisers.  Notwithstanding the foregoing, Mr. Klinsky disclaims such beneficial ownership.

(5)         Littlejohn Fund IV, L.P. is the sole member of Cetus Capital II, LLC, and Littlejohn Fund IV, L.P. is managed by Littlejohn Managers LLC.  Each of Littlejohn Fund IV, L.P. and Littlejohn Managers LLC has voting and investment power over these securities, and each of them disclaim beneficial ownership of the shares reported herein.

(6)         Stephen Feinberg, through one or more intermediate entities, exercises sole voting and dispositive authority over all of the securities owned by Cerberus Levered Loan Opportunities Fund II, L.P.

(7)         TICC Capital Corp. is the collateral manager of TICC CLO LLC and has voting and investment power over these securities.

(8)         Stephen Feinberg, through one or more intermediate entities, exercises sole voting and dispositive authority over all of the securities owned by Cerberus ASRS Holdings LLC.

(9)         T2 Advisers, LLC is the collateral manager of T2 Income Fund CLO I Ltd and has voting and investment power over these securities.

(10)  Stephen Feinberg, through one or more intermediate entities, exercises sole voting and dispositive authority over all of the securities owned by Cerberus Offshore Levered Loan Opportunities Master Fund II, L.P.

(11) Littlejohn Opportunities GP is the general partner of Littlejohn Opportunities Master Fund LP and has voting and investment power over these securities.  Littlejohn Opportunities GP disclaims beneficial ownership of the shares reported herein.

(12)  Halcyon Loan Management LLC is the collateral manager of Halcyon Loan Investors CLO II, LTD. and has voting and investment power over these securities.

(13)  Halcyon Loan Management LLC is the collateral manager of Halcyon Structured Asset Management Long Secured / Short Unsecured 2007-1 Ltd. and has voting and investment power over these securities.

(14)  TICC Capital Corp. is the collateral manager of TICC CLO 2012-1 LLC and has voting and investment power over these securities.

(15) Halcyon Loan Management LLC is the collateral manager of Bacchus (US) 2006-1 Ltd and has voting and investment power over these securities.

(16) Stephen Feinberg, through one or more intermediate entities, exercises sole voting and dispositive authority over all of the securities owned by Cerberus AUS Levered Holdings LP.

(17) Halcyon Loan Management LLC is the collateral manager of Halcyon Structured Asset Management Long Secured / Short Unsecured 2007-2 Ltd. and has voting and investment power over these securities.

(18) Littlejohn Opportunities GP is the general partner of SG Distressed Fund, LP and has voting and investment power over these securities.  Littlejohn Opportunities GP disclaims beneficial ownership of the shares reported herein.

(19) PennantPark Investment Advisers, LLC is a registered investment adviser that manages the investment activities of PennantPark Floating Rate Capital Ltd.  Arthur H. Penn, Jose A. Briones, Salvatore Giannetti III and P. Whitridge Williams, Jr. are the senior investment professionals of PennantPark Investment Advisers, LLC.  Each of PennantPark Investment Advisers, LLC and Messrs. Penn, Briones, Giannetti III and Williams, Jr. may be deemed to share voting and dispositive power with respect to the shares of common stock held by PennantPark Floating Rate Capital Ltd. but disclaim such beneficial ownership except to the extent of its or his pecuniary interest therein.

(20) Halcyon Loan Management LLC is the collateral manager of Halcyon Structured Asset Management CLO I Ltd. and has voting and investment power over these securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock underlying warrants previously issued to permit the resale of the shares of common stock by the Selling Stockholders from time to time after the date the registration statement of which this prospectus forms a part is declared effective by the SEC. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock.  We may, however, receive the proceeds of any cash exercises of warrants. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash as described in the section entitled “Use of Proceeds.”

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  through the distribution of the common stock by any Selling Stockholder to its partners, members or stockholders;

•                  through one or more underwritten offerings on a firm commitment or best efforts basis;

•                  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors-in-interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

The Selling Stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

To the extent required, the shares of common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).  The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any time, volume or manner-of-sale limitations by reason of Rule 144 or any similar rule promulgated by the SEC pursuant to the Securities Act, or (ii) the date on which all of the shares have been sold, transferred or assigned or otherwise disposed of by the Selling Stockholders. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares pursuant to the Registration Rights Agreements. We have agreed in the Registration Rights Agreements to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of UniTek Global Services, Inc. and subsidiaries appearing in UniTek Global Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the shares of common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the Selling Stockholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$581.08
Legal fees and expenses	25,000
Accounting fees and expenses	50,000
Miscellaneous expenses	1,500
Total	$77,081.08

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, or “DGCL,” allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of the DGCL or obtained an improper personal benefit.

Our Amended and Restated Certificate of Incorporation (our “Charter”) specifically limits each director’s personal liability, as permitted by Section 102 of the DGCL, and provides that if it is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of liability on the part of a person to the corporation, unless a court believes that in view of all the circumstances indemnification should apply. Our Charter provides for indemnification of our directors, officers, employees and agents to the fullest extent permitted by the DGCL.

Our Amended and Restated Bylaws (our “Bylaws”) also provide that we will indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL against all expenses, liability and loss (including attorneys’ fees judgments, fines, special excise taxes or penalties on amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, including the right to require advancement by us of attorneys’ fees and other expenses incurred in defending any such proceeding in advance of its final disposition, provided that we receive an undertaking from such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified. We have entered into agreements with certain of our directors and executive officers, which provide for indemnification of such persons in their capacities of director and/or officer, and we maintain a directors’ and executive officers’ liability insurance policy as permitted by our Charter and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, the Company has entered into indemnification agreements, or the “D&O Indemnification Agreements,” with certain of our directors whereby the Company agrees to indemnify them, to the fullest extent permitted under Delaware law, against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by the directors in connection with any civil, criminal, administrative or investigative action brought against them by reason of their relationship with the Company. The D&O Indemnification Agreements provide for indemnification rights regarding third-party claims and in certain circumstances, proceedings brought by or in the right of the Company. In addition, the D&O Indemnification Agreements provide for the advancement of expenses incurred in connection with any proceeding covered by the D&O Indemnification Agreements, as permitted by Delaware law.

Item 15. Recent Sales of Unregistered Securities

Since January 1, 2010, we have offered, issued and/or sold the following securities, which were not registered under the Securities Act:

•                  On January 27, 2010, Berliner entered into a merger agreement with Unitek Holdings, Inc. (“Holdings”), pursuant to which a subsidiary of Berliner merged with and into Holdings and Holdings became a wholly owned subsidiary of Berliner. Pursuant to the merger agreement, Berliner issued 1,317,602 shares of Series A Preferred Stock, 250,005 shares of Series B Preferred Stock and 43,920,000 shares of common stock to the stockholders of Holdings.

•                  On July 16, 2010, we amended our existing Term B Credit Facility to provide a Third Incremental Term B Facility of up to $20,000,000. The proceeds were used to reduce the existing balance on our revolving credit facility to support future working capital needs. Pursuant to the terms of the amendment, the lenders under the Third Incremental Term B Facility received warrants to purchase an aggregate of 3,000,000 shares of our common stock with an exercise price of $0.01 per share.

•                  On June 11, 2012, we issued an aggregate of 2,105,002 unregistered shares of our common stock pursuant to the Asset Purchase Agreement, dated as of March 30, 2011, as amended on March 28, 2012, by and among the Company, Pinnacle Wireless, Inc. (“Pinnacle”), Current Flow Technologies Corporation (“CFT”), Michael Hayford, Timothy Walters, Christopher Love, Michael Rubenstein and Manny Medina. Under the agreement, we purchased substantially all of the assets of Pinnacle and CFT in exchange for a base purchase price of $20,700,000 and earnout payments of up to $30,000,000, both of which consisted of a combination of cash and shares of our common stock. The number of shares of our common stock that were issued pursuant to the agreement, including the shares issued as part of the initial payment of the purchase price and the shares issued pursuant to the earnout, was 3,029,858, which equaled 19.99% of the shares of our common stock outstanding on the date of the agreement. No additional shares are issuable under the agreement.  The 2,105,002 shares issued on June 11, 2012 pursuant to the agreement surpassed 1% of the total number of shares of common stock outstanding on that date.

•                  On July 16, 2012, Rocco Romanella, Chief Executive Officer, was granted 192,307 unregistered restricted shares of common stock pursuant to an inducement grant. The grant was approved by the Compensation Committee of the Board of Directors of the Company solely for compensation purposes and we did not receive any cash consideration for such securities.  48,077 of these shares vested on each of January 16, 2013 and July 16, 2013. The remaining shares will vest in equal amounts on January 16, 2014 and July 16, 2014.

•                  On September 13, 2012, we entered into an Asset Purchase Agreement with Skylink, LTD. (“Skylink”) and John Larbus.  Pursuant to the agreement, our subsidiary purchased substantially all the assets of Skylink.  We agreed to pay Skylink an aggregate purchase price of up to $23,500,000, subject to certain conditions and adjustments as set forth in the agreement, consisting of a cash payment at closing of $14,000,000 and earnout payments of up to $9,500,000 (the “Earnout Payments”). The potential Earnout Payments may be converted into shares of our common stock, which shares of common stock will be valued at the volume-weighted average of the closing prices of the common stock as quoted on the Nasdaq Global Market for the twenty (20) days prior to the applicable conversion date.

•                  On April 24, 2013, Kathleen McCarthy, Vice President and General Counsel, was granted 14,423 private placement restricted stock units (“RSUs”) pursuant to the 2009 Omnibus Equity and Incentive Compensation Plan. The grant was approved by the Compensation Committee of the Board of Directors of the Company solely for compensation purposes and we did not receive any cash consideration for such securities.  One-half of the RSUs are subject to service-based vesting in four installments over the four years following the date of grant, while the other half are subject to performance-based vesting.

•                  On June 4, 2013, Andrew J. Herning, Chief Financial Officer, was granted 47,850 RSUs pursuant to an inducement grant. The grant was approved by the Compensation Committee of the Board of Directors of the Company solely for compensation purposes and we did not receive any cash consideration for such securities.  One-half of the RSUs are subject to service-based vesting in four installments over the four years following the date of grant, while the other half are subject to performance-based vesting.

•                  On July 25, 2013, in connection with the amendment to the Credit Agreement by and among the Company and several banks and other financial institutions (the “Term Loan”) via our entry into a Second Amendment and Limited Waiver to Credit Agreement (together with the Term Loan, the “Amended Term Loan”), we issued warrants to its lenders, exercisable at $0.01 per share, for 3,791,169 shares of our common stock (subject to adjustment as set forth therein), an amount equal to 19.99% of the shares outstanding prior to the effective date of the Amended Term Loan.

Other than as specifically noted above, the issuances of the securities referenced above were made in reliance on Section 4(a)(2) of the Securities Act, or Regulation D promulgated thereunder, as sales not involving a public offering. No underwriters were involved in the foregoing sales of securities. The recipients of securities in each of the above-referenced transactions represented their intentions to acquire the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information about us or had, through their relationship with us, adequate access to such information.

Item 16. Exhibits and Financial Statement Schedules

See Exhibit Index following the signature page to this registration statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on November 26, 2013.

UNITEK GLOBAL SERVICES, INC.

By:	/s/ Rocco Romanella
Name: Rocco Romanella
Title: Chief Executive Officer

By:	/s/ Andrew J. Herning
Name: Andrew J. Herning
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rocco Romanella	Chief Executive Officer and Director	November 26, 2013
Rocco Romanella	(Principal Executive Officer)

/s/ Andrew J. Herning	Chief Financial Officer	November 26, 2013
Andrew J. Herning	(Principal Financial Officer)

/s/ James Brennan	Corporate Controller	November 26, 2013
James Brennan	(Principal Accounting Officer)

*	Director and Chairman of the Board	November 26, 2013
Michael F. O’Donnell

*	Director	November 26, 2013
Mark Dailey

*	Director	November 26, 2013
Dan Hopkin

*	Director	November 26, 2013
Dean MacDonald

*	Director	November 26, 2013
Michael Montelongo

*	Director	November 26, 2013
Robert W. Sperry

*	Director	November 26, 2013
Robert Stott

* By attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

2.1 @

Asset Purchase Agreement, dated as of March 30, 2011, among the Company, Pinnacle Wireless, Inc., Current Flow Technologies Corporation, Michael Hayford, Timothy Walters, Christopher Love, Michael Rubenstein and Manny Medina (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on April 21, 2011).

2.2

Asset Purchase Agreement, dated as of September 14, 2012, among the Company, DirectSat USA, LLC, Skylink LTD and Mr. John Larbus (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on September 14, 2012).

2.3

Asset Purchase Agreement, dated as of December 28, 2012, by and between the Company, Advanced Communications USA, Inc., Nex-Link USA Communications, Inc., Unitek Canada, Inc., NX Utilities, LLC and the Members (as defined therein) (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 4, 2013).

3.1	Amended and Restated Certificate of Incorporation of the Company, as amended to date hereof (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on August 12, 2013).

3.2	Certificate of Designation for the Berliner Series A Preferred Stock of Berliner Communications, Inc. (Filed with Company’s Current Report on Form 8-K filed on January 27, 2010).

3.3	Certificate of Designation for the Berliner Series B Preferred Stock of Berliner Communications, Inc. (Filed with the Company’s Current Report on Form 8-K filed on January 27, 2010).

3.4	Amended and Restated Bylaws of Berliner Communications, Inc. (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 27, 2010).

4.1

Registration Rights Agreement, dated as of January 27, 2010, by and between Berliner Communications, Inc. and those holders of capital stock of Berliner listed on Exhibit A thereto (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 27, 2010).

4.2	Form of Substitute Option (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 27, 2010).

4.3	Form of Substitute Warrant (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 27, 2010).

4.4	Form of Warrant (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on July 22, 2010).

4.5	Amendment No. 1 to Registration Rights Agreement, dated as of July 16, 2010 (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on July 22, 2010).

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

10.1	Employment Agreement, dated as of July 16, 2012, between the Company and Rocco Romanella (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on July 16, 2012).

10.2	Restricted Stock Agreement, dated as of July 16, 2012, between the Company and Rocco Romanella (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on July 16, 2012).

10.3

Form of Restricted Stock Unit Award Agreement for the Berliner Communications, Inc. 2009 Omnibus Equity and Incentive Compensation Plan (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on August 12, 2013).

10.4

Employment Agreement, dated as of December 1, 2010, by and between Unitek USA, LLC and Ronald J. Lejman (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on March 30, 2011).

10.5

Employment Agreement, dated December 1, 2010, by and between, UniTek USA LLC, and Daniel Yannantuono (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on August 12, 2013).

10.6

Employment Agreement, dated as of September 27, 2007, by and between UniTek USA, LLC, and Ralph C. Perkins (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on August 12, 2013).

10.7

Employment Agreement, dated December 1, 2010, by and between Unitek USA LLC, and Elizabeth Downey (Incorporated herein by reference from the Company’s Annual Report on form 10-K filed on March 30, 2011).

10.8

Employment Agreement, dated as of December 1, 2010, by and between Unitek USA, LLC and Peter Giacalone (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on March 30, 2011).

10.9

Separation of Employment Agreement and General Release, dated as of January 10, 2012, between UniTek and Peter Giacalone (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 17, 2012).

10.10

Employment Agreement, dated as of December 1, 2010, by and between Unitek USA, LLC and C. Scott Hisey (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on March 30, 2011).

10.11

Separation of Employment Agreement and General Release, dated as of January 10, 2012, between the Company and C. Scott Hisey (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 17, 2012).

10.12	Consulting Agreement, dated as of January 13, 2012, between the Company and C. Scott Hisey (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 17, 2012).

10.13

Amendment and Agreement, dated as of November 30, 2012, between the Company and C. Scott Hisey (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on December 5, 2012).

10.14	Senior Executive Compensation Plan, dated April 3, 2012 (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on April 9, 2012).

10.15	Retention Agreement, dated January 11, 2012, by and between the Company and Ronald J. Lejman (Incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q filed on May 9, 2012).

10.16	Retention Agreement, dated January 11, 2012 by and between the Company and Daniel

Yannantuono (Incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q filed on May 9, 2012).

10.17	Retention Agreement, dated January 11, 2012, by and between the Company and Elizabeth Downey (Incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q filed on May 9, 2012).

10.18	Retention Agreement, dated January 11, 2012, by and between the Company and Norman Snell (Incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q filed on May 9, 2012).

10.19

Retention Agreement, dated January 15, 2012, by and between the Company and Christopher Perkins (Incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q filed on May 9, 2012).

10.20	Retention Agreement, dated January 23, 2012, by and between the Company and Kevin McClelland (Incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q filed on May 9, 2012).

10.21	Form of D&O Indemnification Agreement (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 27, 2010).

10.22

Indemnification Priority Agreement, dated as of January 27, 2010, by and among HM Capital Partners LLC, Berliner Communications, Inc., BCI Communications, Inc., Unitek USA, LLC, Unitek Holdings, Inc., Unitek Midco, Inc. and Unitek Acquisition, Inc. (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 27, 2010).

10.23	Unitek Holdings, Inc. 2007 Equity Incentive Plan (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on January 27, 2010).

10.24

Berliner Communications, Inc. 2009 Omnibus Equity and Incentive Compensation Plan (Incorporated herein by reference from the Company’s Proxy Statement for its 2009 Annual Meeting of Stockholders filed on October 27, 2009).

10.25	Form of UniTek Global Services Deferred Compensation Plan (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on March 30, 2011).

10.26

Nominating Agreement, dated as of November 16, 2010, by and among the Company and those holders of capital stock of the Company listed on Exhibit A thereto (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on March 30, 2011).

10.27

Monitoring and Oversight Termination Agreement, dated as of November 16, 2010, by and among the Company, BCI Communications, Inc., UniTek USA LLC, UniTek Holdings, Inc., UniTek Midco, Inc. and UniTek Acquisition, Inc., and HM Capital Partners I, LP (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on March 30, 2011).

10.28

Earnout Confirmation Agreement, dated as of September 14, 2012, among the Company, DirectSat USA, LLC, Skylink LTD and Mr. John Larbus (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on September 14, 2012).

10.29

Credit Agreement by and among the Company, the several banks and other financial institutions or entities from time to time parties thereto, and FBR Capital Markets LT, Inc., dated as of April 15, 2011 (Incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q filed on August 16, 2011).

10.30	Term Loan Amendment, dated as of September 14, 2012, among the Company, the lending and other financial institutions from time to time party thereto and FBR Capital Markets LT, Inc. (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on September 14, 2012).

10.31 @

Revolving Credit and Security Agreement, by and among the Company (and certain subsidiaries of UniTek) and PNC Bank, National Association, dated as of April 15, 2011 (Incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q filed on August 16, 2011).

10.32

Revolver Amendment, dated as of September 13, 2012, among the Company, UniTek Acquisition, Inc., NexLink Global Services, Inc., UniTek USA, LLC, Advanced Communications USA, Inc., DirectSat USA, LLC, FTS USA, LLC, the financial institutions party to the Loan Agreement and PNC Bank, National Association (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on September 14, 2012).

10.33

Forbearance Agreement, dated as of April 30, 2013, among the Company, the several banks and other financial institutions or entities from time to time parties thereto and FBR Capital Markets LT, Inc. (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on May 3, 2013).

10.34

Forbearance Agreement, dated as of April 30, 2013, among the Company, the several banks and other financial institutions or entities from time to time parties thereto and PNC Bank, National Association (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on May 3, 2013).

10.35

Amendment to Forbearance Agreement, dated as of June 3, 2013, among the Company, the several banks and financial institutions signatory thereto and FBR Capital Markets LT, Inc (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on June 5, 2013).

10.36

Amendment to Forbearance Agreement, dated as of June 5, 2013, among the Company, the several banks and other financial institutions or entities from time to time parties thereto and PNC Bank, National Association (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on June 5, 2013).

10.37

Forbearance Agreement, dated as of June 7, 2013, among the Company, the several banks and other financial institutions or entities from time to time parties thereto and FBR Capital Markets LT, Inc. (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on June 14, 2013).

10.38

Amendment to Forbearance Agreement, dated as of June 13, 2013, among the Company, the several banks and other financial institutions or entities from time to time parties thereto and PNC Bank, National Association (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on June 14, 2013).

10.39 @

Revolving Credit and Security Agreement, dated as of July 10, 2013, by and among the Company, certain subsidiaries thereof and Apollo Investment Corporation (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on August 12, 2013).

10.40

Forbearance Agreement, dated as of July 17, 2013, among the Company, the Subsidiary Guarantors signatory thereto, the several banks and financial institutions signatory thereto as Lenders and Cerberus Business Finance, LLC (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on July 18, 2013).

10.41

Second Amendment and Limited Waiver to Credit Agreement, dated as of July 25, 2013, by and among the Company, the lenders party thereto, Cerberus Business Finance, LLC, and the Credit Support Parties (as defined therein) (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on July 31, 2013).

10.42

Form of Warrant (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on July 31, 2013.) (See schedule included in such exhibit for a list of recipients of warrants and the respective numbers of shares underlying the warrants issued to each recipient).

10.43

Form of Registration Rights Agreement (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on July 31, 2013) (See schedule included in such exhibit for a list of parties to such registration rights agreements).

10.44

Amendment and Limited Waiver to Revolving Credit and Security Agreement and Fee Letter, dated as of July 25, 2013, by and among the Company, Unitek Acquisition, Inc., Pinnacle Wireless USA, Inc., Unitek USA, LLC, Advanced Communications USA, Inc., DirectSat USA, LLC, FTS USA, LLC, the Lenders party thereto and Apollo Investment Corporation (Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on July 31, 2013).

10.45 @

Home Services Provider Agreement, entered into as of October 15, 2012, between DIRECTV, LLC and DirectSat USA, LLC (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on August 12, 2013).

10.46 @

First Amendment to Home Services Provider Agreement, entered into as of January 1, 2013, between DIRECTV, LLC and DirectSat USA, LLC (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on August 12, 2013).

21.1	Subsidiaries of the Company (Incorporated herein by reference from the Company’s Annual Report on Form 10-K filed on August 12, 2013).

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the Registration Statement hereto).

* Filed as an exhibit to the registrant’s Registration Statement on Form S-1 (No. 333-192357) and incorporated herein by reference.

** Filed herewith

@ Certain information in this exhibit has been omitted and has been filed separately with the SEC pursuant to applications for confidential treatment.